UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

Advanced Drainage Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hillard, Ohio		43026
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 658-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On July 31, 2019, Advanced Drainage Systems, Inc. (the “Company”), Ocean Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Infiltrator Water Technologies Ultimate Holdings, Inc. (“Infiltrator”) and 2461461 Ontario Limited, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Infiltrator (the “Merger”), with Infiltrator continuing as the surviving corporation and a wholly-owned subsidiary of the Company.  The closing of the Merger took place simultaneously upon the execution of the Merger Agreement (the “Closing Date”).

The Company paid an aggregate purchase price of approximately $1.08 billion in cash in connection with the Merger (the “Merger Consideration”), subject to certain post-closing purchase price adjustments.  Each holder of vested and unexercised Infiltrator stock options outstanding as of the Closing Date received cash in an amount equal to per share cash portion of Merger Consideration in excess of the applicable exercise price per share of such options, subject to adjustment.  The Company financed the Merger Consideration with borrowings under the Company’s new credit agreement, which replaced the Company’s existing credit facilities, as further described below.

The Merger Agreement contains customary representations, warranties and covenants from Infiltrator, Merger Sub and the Company, which representations and warranties do not survive the consummation of the Merger.  The Company has obtained a representation and warranty insurance policy that will provide a source of recourse in the event of any breaches of the representations and warranties of Infiltrator contained in the Merger Agreement, subject to a retention amount, exclusions, policy limits and certain other terms and conditions.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The representations, warranties and covenants set forth in the Merger Agreement have been made only for the purposes of that agreement and solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties (1) did not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement, except in certain limited circumstances such as fraud (as expressly set forth in the Merger Agreement) and (2) were made only as of the dates specified in the Merger Agreement. Accordingly, investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of any party to the Merger Agreement or any of their respective subsidiaries, affiliates or businesses.

Credit Agreement

On the Closing Date, the Company entered into a credit agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, as borrower, Barclays Bank PLC, as administrative agent, the several lenders from time to time party thereto, and Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, joint bookrunners, syndication agents and documentation agents.

The Credit Agreement provides for a term loan facility in an initial aggregate principal amount of $1.3 billion (the “Term Loan Facility”), a revolving credit facility in an initial aggregate principal amount of up to $350 million (the “Revolving Credit Facility”), a letter of credit sub-facility in the initial aggregate available amount of up to $50 million, as a sublimit of such Revolving Credit Facility (the “L/C Facility”) and a swing line sub-facility in the aggregate available amount of up to $50 million, as a sublimit of the Revolving Credit Facility.

On the Closing Date, the Company borrowed a total of $1.3 billion under the Term Loan Facility and $145 million under the Revolving Credit Facility, which amounts were used to (i) finance the Merger Consideration paid in connection with the closing of the Merger, (ii) repay the total outstanding amount as of the Closing Date under the Company’s PNC Credit Facility (as defined below), as further described below under Item 1.02 of this Current Report on Form 8-K, (iii) repay outstanding amounts of existing indebtedness incurred by Infiltrator under its outstanding credit facility in effect prior to the Merger, and (iv) pay certain transaction fees and expenses associated with the Merger and the Credit Agreement.

The Term Loan Facility must be repaid in equal quarterly installments commencing on January 1, 2020 and continuing on the first day of each consecutive April, July, October and January thereafter. To the extent not previously paid, all then-outstanding amounts under the Term Loan Facility are due and payable on the maturity date of the Term Loan Facility, which is seven years from the Closing Date.  Borrowings under the Revolving Credit Facility are available beginning on the Closing Date and, to the extent not previously paid, all then-outstanding amounts under the Revolving Credit Facility are due and payable on the maturity date of the Revolving Credit Facility, which is five years from the Closing Date.

The Credit Agreement includes customary representations, warranties, covenants and events of default.

At the option of the Company, borrowings under the Term Loan Facility and under the Revolving Credit Facility (subject to certain limitations) bear interest at either a base rate (as determined pursuant to the Credit Agreement) or at a Eurocurrency Rate (as defined in the Credit Agreement), plus the applicable margin as set forth therein from time to time. In the case of the Revolving Credit Facility, the applicable margin is based on the Company’s consolidated senior secured net leverage ratio (as defined in the Credit Agreement). All borrowings under the Term Loan Facility used to finance the Merger Consideration as described above initially bear interest at the Eurocurrency Rate applicable to Eurocurrency Loans (as defined in the Credit Agreement) denominated in US Dollars.  Beginning 53 days after the Closing Date, the applicable margin for the Term Loan Facility will be increased by 25 basis points every thirty days following the Closing Date until the earlier of (i) the Marketing Commencement Date (as defined in the Credit Agreement) or (ii) 113 days after the Closing Date.

The Company has agreed to secure all of its obligations under the Credit Agreement by granting a first priority lien on substantially all of its assets (subject to certain exceptions and limitations), and each of Stormtech, LLC, Advanced Drainage of Ohio, Inc. and Infiltrator Water Technologies, LLC (collectively, the “Guarantors”) has agreed to guarantee the obligations of the Company under the Credit Agreement and to secure the obligations thereunder by granting a first priority lien in substantially all of such Guarantor’s assets (subject to certain exceptions and limitations).

The Credit Agreement requires, if the aggregate amount of outstanding exposure under the Revolving Credit Facility exceeds $122,500,000 at the end of any fiscal quarter, the Company to maintain a consolidated senior secured net leverage ratio (commencing with the fiscal quarter ending March 31, 2020) not to exceed 4.25 to 1.00 for any four consecutive fiscal quarter period.

The Credit Agreement also includes other covenants, including negative covenants that, subject to certain exceptions, limit the Company’s and its restricted subsidiaries’ (as defined in the Credit Agreement) ability to, among other things: (i) incur additional debt, including guarantees, (ii) create liens upon any of their property, (iii) enter into any merger, consolidation or amalgamation, liquidate, wind up or dissolve, or dispose of all or substantially all of their property or business, (iv) dispose of assets, (v) pay subordinated debt, (vi) make certain investments, (vii) enter into swap agreements, (viii) engage in transactions with affiliates, (ix) engage in new lines of business, (x) modify certain material contractual obligations, organizational documents, accounting policies or fiscal year, or (xi) create or permit restrictions on the ability of any subsidiary of any Loan Party (as defined in the Credit Agreement) to pay dividends or make distributions to the Company or any of its subsidiaries.

The Credit Agreement also contains customary provisions requiring the following mandatory prepayments (subject to certain exceptions and limitations): (i) annual prepayments (beginning with the fiscal year ending March 31, 2021) with a percentage of excess cash flow (as defined in the Credit Agreement), (ii) 100% of the net cash proceeds from any non-ordinary course sale of assets and certain casualty or condemnation events, and (iii) 100% of the net cash proceeds of indebtedness not permitted to be incurred under the Credit Agreement.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the Credit Agreement, the Company and each Guarantor has also entered into a Guarantee and Collateral Agreement, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of these agreements does not purport to be complete and is qualified in its entirety by reference to such agreements.

Item 1.02Termination of a Material Definitive Agreement.

On July 29, 2019, the Company repaid in full all of its and its subsidiaries indebtedness and other obligations totaling $104,433,181 under that certain Second Amended and Restated Private Shelf Agreement, dated as of June 22, 2017 (as amended, the “Shelf Note Agreement”), by and among the Company, as issuer, the guarantors from time to time a party thereto, PGIM, Inc., as a purchaser and the other purchasers from time to time a party thereto (the “Shelf Noteholders”).  The Company repaid the outstanding indebtedness under the Shelf Note Agreement using borrowings from the Company’s existing credit facility pursuant to that Second Amended and Restated Credit Agreement, dated as of June 22, 2017 (as amended, the “PNC Credit Agreement”), by and among the Company, as borrower, the guarantors from time to time a party thereto, the lenders from time to time party thereto (the “Prior Lenders”), PNC Bank, National Association, as administrative agent for the lenders party thereto, and the other parties thereto.  Concurrently with the repayment, the Shelf Noteholders authorized and directed PNC Bank, National Association, in its capacity as Collateral Agent (as defined in the Shelf Note Agreement) to release the security interests and liens securing the Shelf Note Agreement and the Shelf Note Agreement was terminated.

On the Closing Date, using borrowings of the Term Loan Facility and the Revolving Credit Facility, the Company repaid in full all of its and its subsidiaries indebtedness and other obligations totaling $239,240,344 under the PNC Credit Agreement.  Concurrently with the repayment, all security interests and liens held by the Collateral Agent (as defined in the PNC Credit Agreement) on behalf of the Shelf Noteholders and on behalf of the Prior Lenders securing the PNC Credit Agreement were terminated and released and the PNC Credit Agreement was terminated.

The credit facilities represented by the Shelf Note Agreement and the PNC Credit Agreement were described in the Current Report on Form 8-K filed by the Company on June 28, 2017 and the PNC Credit Agreement and the Shelf Note Agreement and related agreements were filed as exhibits thereto.  Such description and exhibits are incorporated by reference herein.

Item 2.01Completion of Acquisition or Disposition of Assets.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 with respect to the terms of the Merger Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 with respect to the terms of, and the financial obligations created by, the Credit Agreement.

Item 9.01Financial statements and Exhibits

In connection with the Merger, the Company is filing with this Current Report on Form 8-K certain historical financial statements of Infiltrator and pro forma financial information of the Company, as further described below.

(a) Financial statements of businesses acquired.

Audited financial statements of Infiltrator, comprised of the consolidated balance sheets as of December 28, 2018 and December 29, 2017, and consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the three years ended December 28, 2018, December 29, 2017 and

December 30, 2016 and the related notes to the consolidated financial statements, are attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Consolidated unaudited financial statements of Infiltrator, comprised of the condensed consolidated balance sheets as of July 5, 2019 and December 28, 2018, and condensed consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the six-months ended July 5, 2019 and June 29, 2018 and the related notes to the consolidated financial statements, are attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma combined financial information of the Company as of June 30, 2019, for the fiscal year ended March 31, 2019 and for the three months ended June 30, 2019, giving effect to the Merger and related financing under the Credit Facility, are attached to this Current Report on Form 8-K as Exhibit 99.3 and incorporated herein by reference.

(d)Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of July 31, 2019, among Advanced Drainage Systems, Inc., ADS Ocean Merger Sub, Inc., Infiltrator Water Technologies Ultimate Holdings, Inc. and 2461461 Ontario Limited, an Ontario corporation.

10.1

Credit Agreement, dated as of July 31, 2019, by and among Advanced Drainage Systems, Inc., Barclays Bank PLC, as administrative agent, the several lenders from time to time party thereto, Barclays Bank PLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, joint bookrunners, syndication agents and documentation agents.

10.2	Advanced Drainage Systems, Inc. Guarantee and Collateral Agreement.
23.1	Consent of Deloitte & Touche LLP, independent auditors for Infiltrator Water Technologies Ultimate Holdings, Inc.
99.1	Consolidated audited financial statements of Infiltrator Water Technologies Ultimate Holdings, Inc. as of December 28, 2018 and December 29, 2017 and for the three years ended December 28, 2018, December 29, 2017 and December 30, 2016
99.2	Consolidated unaudited financial statements of Infiltrator Water Technologies Ultimate Holdings, Inc., as of July 5, 2019 and December 28, 2018 and for the six months ended July 5, 2019 and June 29, 2018
99.3	Unaudited pro forma combined financial information of Advanced Drainage Systems, Inc. as of June 30, 2019, for the year ended March 31, 2019 and for the three months ended June 30, 2019

_________________

* Pursuant to Item 601(b)(2) of Regulation S-K, the registrant hereby agrees to supplementally furnish to the Securities and Exchange Commission upon request any omitted schedule or exhibit to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date:August 1, 2019By:/s/ Scott A. Cottrill

Name:  Scott A. Cottrill

Title:  EVP, CFO & Secretary